Exhibit 99.1
Earthstone Energy, Inc. Reports First Quarter 2020 Financial Results

The Woodlands, Texas, May 6, 2020 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”, the “Company”, “we”, “our” or “us”), today announced financial and operating results for the three months ended March 31, 2020.

First Quarter 2020 Highlights

•	Average daily production of 15,767 Boepd(1)

•	Adjusted EBITDAX(2) of $38.2 million ($26.63 per Boe)

•	All-in cash costs(2) of $12.92 per Boe

•	Capital expenditures of $41.8 million

•	Net income of $36.7 million, or $0.57 per Adjusted Diluted Share(2)

◦	Adjusted net income of $8.2 million, or $0.13 per Adjusted Diluted Share(2)

(1)	Represents reported sales volumes.

(2)	See "Non-GAAP Financial Measures" section below.

Management Comments

Mr. Robert J. Anderson, President and CEO of Earthstone, commented, “We had a good quarter despite the current economic environment facing our industry by hitting on our internal targets for production, Adjusted EBITDAX and cash costs. Our low-cost business practices continue to serve us well, especially in this environment. Although our industry is facing unprecedented challenges due to both the COVID-19 pandemic and low oil prices, we have executed our adjusted 2020 plan announced in March 2020 with dedication from our employees and service providers alike and we would like to recognize and thank them all for their diligent efforts.”

Mr. Anderson commented further, “We are well positioned to endure this current oil price collapse as we maintain a strong hedge position and relatively low leverage, with ample liquidity, all of which affords us the ability to focus on free cash flow generation for the remainder of 2020. Due to the low oil prices expected in May, we are voluntarily reducing our operated production by 70-80% and estimate total Company production curtailed by 55-70% for the month. Based on oil prices in future months, we will determine curtailments as necessary, therefore, we expect to update our guidance for the remainder of 2020 in the near future. We are now focused on maintaining a strong balance sheet throughout the year and expect our leverage to be below 1x net debt to Adjusted EBITDAX at year-end 2020. In order to achieve this, we are targeting a cash-based general and administrative expense reduction of approximately 25% compared to our prior guidance by focusing on cost control. We are looking to the future as a healthy company with consolidation in mind.”

Selected Financial Data (unaudited)

($000s except where noted)	Three Months Ended March 31,
	2020	2019
Total revenues	$45,138	$40,728

Lease operating expense	9,339	6,061

General and administrative expense (excluding stock-based compensation)	4,438	4,863
Stock-based compensation (non-cash)	2,694	2,212
General and administrative expense	$7,132	$7,075

Net income (loss)	$36,714	$(38,443)
Less: Net income (loss) attributable to noncontrolling interest	20,006	(21,239)
Net income (loss) attributable to Earthstone Energy, Inc.	16,708	(17,204)
Net income (loss) per common share(1)
Basic	0.57	(0.60)
Diluted	0.57	(0.60)
Adjusted EBITDAX(2)(5)	$38,203	$32,568

Production(3):
Oil (MBbls)	880	678
Gas (MMcf)	1,670	827
NGL (MBbls)	276	193
Total (MBoe)(4)	1,435	1,009
Average Daily Production (Boepd)	15,767	11,209
Average Prices:
Oil ($/Bbl)	46.59	52.30
Gas ($/Mcf)	0.65	1.32
NGL ($/Bbl)	11.01	21.66
Total ($/Boe)	31.46	40.37
Adj. for Realized Derivatives Settlements:
Oil ($/Bbl)(5)	56.62	59.81
Gas ($/Mcf)(5)	1.19	1.66
NGL ($/Bbl)	11.01	21.66
Total ($/Boe)(5)	38.25	45.69
Operating Margin per Boe
Average realized price(5)	$31.46	$40.37
Lease operating expense	6.51	6.01
Production and ad valorem taxes	2.11	2.57
Operating margin per Boe	22.84	31.79
Realized hedge settlements	6.79	5.32
Operating margin per Boe (including realized hedge settlements)	$29.63	$37.11

(1)	Net income (loss) per common share attributable to Earthstone Energy, Inc.

(2)	See “Non-GAAP Financial Measures” section below.

(3)	Represents reported sales volumes.

(4)	Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (Boe).

(5)	Includes $2.1 million of cash proceeds related to hedges unwound during the first quarter of 2019.

Operations Update

We continue to manage and produce our properties, as we wind down drilling and completion activities that were in progress when the current industry conditions began, experiencing no complications arising from the COVID-19 mitigation efforts. The safety of our employees is paramount and we have emphasized the respective guidelines to support such mitigation efforts. Our field personnel are performing their job responsibilities and practicing mitigation guidelines with no issues so far. Non-field personnel have been working remotely, using information technology that is in place as a result of our prior investments and implementation. Thus far, we have been able to manage and conduct both field and non-field functions effectively. We will continue to focus on the health and safety of our employees and support the respective jurisdictional mitigation guidelines.

In the Midland Basin, we entered 2020 with three gross/net operated wells waiting on completion and one drilling rig under contract. We completed these three wells in late March and brought them online in April. Two Wolfcamp B Lower wells on the southeast Reagan County pad have reached peak rates after 27 days and averaged 1,617 Boepd (85% oil) while the Wolfcamp B Upper was still cleaning up when all three wells were shut-in due to low oil prices. We also participated in the completion of 15 gross / 3.1 net non-operated wells in Martin County during the first quarter. The average peak 30-day rate of the Martin County wells was 835 Boepd (85% oil).

With our contracted rig, we finished drilling five wells in our Hamman Upton project and have two wells remaining to be drilled on our six-well Ratliff pad after which the rig will be released. This will conclude our planned drilling and completion program for 2020 after which we will have 11 wells waiting on completion which we will consider completing in late 2020.

Liquidity Update

As of March 31, 2020, we had $5.1 million in cash and $152.0 million of long-term debt outstanding under our senior secured revolving credit facility with a borrowing base of $275 million. With the $123 million of undrawn borrowing base capacity and $5.1 million in cash, we had total liquidity of approximately $128.1 million. Through March 31, 2020, we had incurred $41.8 million of our estimated $50 - $60 million in capital expenditures for 2020. With minimal remaining capital expenditures, coupled with the $92.8 million market value of our consolidated hedge position as of March 31, 2020, we believe we will be able to meet our cash requirements in the near term.

Interest Rate Swap

Effective May 2020, we entered into certain interest rate swaps, exchanging the LIBO Rate for a fixed rate of 0.286% (the “Swap”). The initial notional amount of the Swap is $125 million through May 2022 and decreases to $100 million through May 2023 and $75 million through May 2024.

Commodity Hedging

The following table sets forth our outstanding derivative contracts as of March 31, 2020. When aggregating multiple contracts, the weighted average contract price is disclosed.

As of March 31, 2020:

	Price Swaps
Period	Commodity	Volume (Bbls / MMBtu)	Weighted Average Price ($/Bbl / $/MMBtu)
Q2 - Q4 2020	Crude Oil	2,199,000	$57.00
Q1 - Q4 2021	Crude Oil	1,460,000	$55.16
Q2 - Q4 2020	Crude Oil Basis Swap(1)	1,925,000	$(1.40)
Q2 - Q4 2020	Crude Oil Basis Swap(2)	275,000	$2.55
Q1 - Q4 2021	Crude Oil Basis Swap(1)	1,825,000	$1.05
Q2 - Q4 2020	Natural Gas	1,925,000	$2.85
Q2 - Q4 2020	Natural Gas Basis Swap(3)	1,925,000	$(1.07)

(1)	The basis differential price is between WTI Midland Argus Crude and the WTI NYMEX.

(2)	The basis differential price is between WTI Houston and the WTI NYMEX.

(3)	The basis differential price is between W. Texas (WAHA) and the Henry Hub NYMEX.

2020 Guidance Update

In light of reducing our operated production in the near-term, as well as the likelihood of similar actions expected from our non-operated production, and with the potential for involuntary curtailments, we are withdrawing our 2020 production and operating cost guidance that was most recently updated in March 2020. We reaffirm our $50 - 60 million capital expenditure guidance for 2020.

Additionally, we are providing a cash-based general and administrative expense guidance range for 2020 of $15.5 million to $16.5 million. The low end of this range approximates a targeted 25% reduction compared to the midpoint of initial guidance, which we aim to achieve primarily through a reduction in executive compensation, but also through broader cost control initiatives which include each of our professional service providers.

Impairments

As an additional result of the severely depressed commodity prices discussed above, we recognized $60.4 million of noncash asset impairments for the three months ended March 31, 2020 that have negatively impacted our results of operations and equity. Impairment expense for the three months ended March 31, 2020 consisted of $25.3 million reduction to Proved properties, $17.5 million reduction to Unproved properties and $17.6 million reduction to Goodwill, all in the Consolidated Balance Sheet as of March 31, 2020. If crude oil price futures continue to decline, we may incur additional impairments to our oil and natural gas properties.

Sustainability

We believe that it is our responsibility to conduct business in-line with our core values of operating with high ethics, integrity and respect for our employees and contractors, the environment we all share and the communities in which we live and work. We invite you to visit our website to review the Sustainability section to better understand our commitment to maintaining high standards for caring for the environment, the health and safety of our communities and our people, including our focus on proper corporate governance.

Conference Call Details

Earthstone is hosting a conference call on Thursday, May 7, 2020 at 12:00 p.m. Eastern (11:00 a.m. Central) to discuss the Company’s financial results for the first quarter of 2020 and its outlook for the remainder of 2020. Prepared remarks by Robert J. Anderson, President and Chief Executive Officer, and Mark Lumpkin, Jr., Executive Vice President and Chief Financial Officer will be followed by a question and answer session.

Investors and analysts are invited to participate in the call by dialing 877-407-6184 for domestic calls or 201-389-0877 for international calls, in both cases asking for the Earthstone conference call. A webcast will also be available through the Company website (www.earthstoneenergy.com). Please select “Events & Presentations” under the “Investors” section of the Company’s website and log on at least 10 minutes in advance to register.

A replay of the call and webcast will be available on the Company’s website and by telephone until 12:00 p.m. Eastern (11:00 a.m. Central), Thursday, May 21, 2020. The number for the replay is 877-660-6853 for domestic calls or 201-612-7415 for international calls, using Replay ID: 13703047.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in development and operation of oil and natural gas properties. The Company’s primary assets are in the Midland Basin of west Texas and the Eagle Ford Trend of south Texas. Earthstone is traded on NYSE under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “forecast,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Earthstone’s annual report on Form 10-K for the year ended December 31, 2019, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact

Mark Lumpkin, Jr.
Executive Vice President – Chief Financial Officer
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
mark.lumpkin@earthstoneenergy.com

Scott Thelander
Vice President of Finance
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
scott@earthstoneenergy.com

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share amounts)

	March 31,	December 31,
ASSETS	2020	2019
Current assets:
Cash	$5,101	$13,822
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	10,845	29,047
Joint interest billings and other, net of allowance of $80 and $83 at March 31, 2020 and December 31, 2019, respectively	11,094	6,672
Derivative asset	72,017	8,860
Prepaid expenses and other current assets	1,597	1,867
Total current assets	100,654	60,268

Oil and gas properties, successful efforts method:
Proved properties	991,209	970,808
Unproved properties	238,477	260,271
Land	5,382	5,382
Total oil and gas properties	1,235,068	1,236,461

Accumulated depreciation, depletion and amortization	(219,823)	(195,567)
Net oil and gas properties	1,015,245	1,040,894

Other noncurrent assets:
Goodwill	—	17,620
Office and other equipment, net of accumulated depreciation and amortization of $3,307 and $3,180 at March 31, 2020 and December 31, 2019, respectively	1,271	1,311
Derivative asset	20,769	770
Operating lease right-of-use assets	3,092	3,108
Other noncurrent assets	1,490	1,572
TOTAL ASSETS	$1,142,521	$1,125,543
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$24,010	$25,284
Revenues and royalties payable	41,455	35,815
Accrued expenses	25,495	19,538
Asset retirement obligation	308	308
Derivative liability	—	6,889
Advances	2,690	11,505
Operating lease liabilities	759	570
Finance lease liabilities	153	206
Other current liabilities	14	43
Total current liabilities	94,884	100,158

Noncurrent liabilities:
Long-term debt	152,000	170,000
Deferred tax liability	16,246	15,154
Asset retirement obligation	1,911	1,856
Derivative liability	—	—
Operating lease liabilities	2,333	2,539
Finance lease liabilities	62	85

Other noncurrent liabilities	139	—
Total noncurrent liabilities	172,691	189,634

Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; none issued or outstanding	—	—
Class A Common Stock, $0.001 par value, 200,000,000 shares authorized; 29,852,958 and 29,421,131 issued and outstanding at March 31, 2020 and December 31, 2019, respectively	30	29
Class B Common Stock, $0.001 par value, 50,000,000 shares authorized; 35,060,687 and 35,260,680 issued and outstanding at March 31, 2020 and December 31, 2019, respectively	35	35
Additional paid-in capital	532,623	527,246
Accumulated deficit	(165,003)	(181,711)
Total Earthstone Energy, Inc. equity	367,685	345,599
Noncontrolling interest	507,261	490,152
Total equity	874,946	835,751

TOTAL LIABILITIES AND EQUITY	$1,142,521	$1,125,543

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2020	2019
REVENUES
Oil	$41,012	$35,447
Natural gas	1,086	1,094
Natural gas liquids	3,040	4,187
Total revenues	45,138	40,728

OPERATING COSTS AND EXPENSES
Lease operating expense	9,339	6,061
Production and ad valorem taxes	3,023	2,594
Depreciation, depletion and amortization	24,656	14,005
Impairment expense	60,371	—
General and administrative expense	7,132	7,075
Transaction costs	844	370
Accretion of asset retirement obligation	44	54
Exploration expense	301	—
Total operating costs and expenses	105,710	30,159

Gain (loss) on sale of oil and gas properties	204	(125)

(Loss) income from operations	(60,368)	10,444

OTHER INCOME (EXPENSE)
Interest expense, net	(1,736)	(1,449)
Gain (loss) on derivative contracts, net	99,784	(47,894)
Other income (expense), net	126	(4)
Total other income (expense)	98,174	(49,347)

Income (loss) before income taxes	37,806	(38,903)
Income tax (expense) benefit	(1,092)	460
Net income (loss)	36,714	(38,443)

Less: Net income (loss) attributable to noncontrolling interest	20,006	(21,239)

Net income (loss) attributable to Earthstone Energy, Inc.	$16,708	$(17,204)

Net income (loss) per common share attributable to Earthstone Energy, Inc.:
Basic	$0.57	$(0.60)
Diluted	$0.57	$(0.60)

Weighted average common shares outstanding:
Basic	29,497,428	28,719,542
Diluted	29,497,428	28,719,542

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	For the Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$36,714	$(38,443)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	24,656	14,005
Impairment of proved and unproved oil and gas properties	42,751	—
Impairment of goodwill	17,620	—
Accretion of asset retirement obligations	44	54
Settlement of asset retirement obligations	—	(62)
(Gain) loss on sale of oil and gas properties	(204)	125
Total (gain) loss on derivative contracts, net	(99,784)	47,894
Operating portion of net cash received in settlement of derivative contracts	9,739	5,362
Stock-based compensation	2,694	2,212
Deferred income taxes	1,092	(460)
Amortization of deferred financing costs	80	103
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	13,780	(6,811)
(Increase) decrease in prepaid expenses and other current assets	(312)	(2,236)
Increase (decrease) in accounts payable and accrued expenses	2,846	(7,427)
Increase (decrease) in revenues and royalties payable	5,640	(5,383)
Increase (decrease) in advances	(8,814)	(1,882)
Net cash provided by operating activities	48,542	7,051
Cash flows from investing activities:
Additions to oil and gas properties	(39,299)	(48,412)
Additions to office and other equipment	(87)	(75)
Proceeds from sales of oil and gas properties	409	—
Net cash used in investing activities	(38,977)	(48,487)
Cash flows from financing activities:
Proceeds from borrowings	17,500	85,244
Repayments of borrowings	(35,500)	(43,247)
Cash paid related to the exchange and cancellation of Class A Common Stock	(214)	(397)
Cash paid for finance leases	(72)	(114)
Net cash (used in) provided by financing activities	(18,286)	41,486
Net (decrease) increase in cash	(8,721)	50
Cash at beginning of period	13,822	376
Cash at end of period	$5,101	$426
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$1,676	$1,255
Non-cash investing and financing activities:
Accrued capital expenditures	$31,011	$17,040
Lease asset additions - ASC 842	$—	$1,801
Asset retirement obligations	$21	$21

Earthstone Energy, Inc.
Non-GAAP Financial Measures
Unaudited
The non-GAAP financial measures of Adjusted Diluted Shares, Adjusted EBITDAX, Adjusted Net Income, All-In Cash Costs and Free Cash Flow, as defined and presented below, are intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Further, these non-GAAP measures should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX and Adjusted Net Income are presented herein and reconciled from the GAAP measure of net income (loss) because of its wide acceptance by the investment community as a financial indicator.

I. Adjusted Diluted Shares

We define “Adjusted Diluted Shares” as the weighted average shares of Class A Common Stock - Diluted outstanding plus the weighted average shares of Class B Common Stock outstanding.

Our Adjusted Diluted Shares measure provides a comparable per share measurement when presenting results such as Adjusted EBITDAX and Adjusted Net Income that include the interests of both Earthstone and the noncontrolling interest. Adjusted Diluted Shares is used in calculating several metrics that we use as supplemental financial measurements in the evaluation of our business, none of which should be considered as an alternative to, or more meaningful than, net income as an indicator of operating performance.

Adjusted Diluted Shares for the periods indicated:

	Three Months Ended March 31,
	2020	2019
Class A Common Stock - Diluted	29,497,428	28,719,542
Class B Common Stock	35,230,945	35,452,178
Adjusted Diluted Shares	64,728,373	64,171,720

II. Adjusted EBITDAX

The non-GAAP financial measure of Adjusted EBITDAX (as defined below), as calculated by us below, is intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with GAAP. Further, this non-GAAP measure should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX is presented herein and reconciled from the GAAP measure of net income (loss) because of its wide acceptance by the investment community as a financial indicator.

We define “Adjusted EBITDAX” as net income (loss) plus, when applicable, accretion of asset retirement obligations; impairment expense; depletion, depreciation and amortization; interest expense, net; transaction costs; (gain) loss on sale of oil and gas properties, net; exploration expense; unrealized (gain) loss on derivative contracts; stock-based compensation (non-cash); and income tax expense (benefit).

Our Adjusted EBITDAX measure provides additional information that may be used to better understand our operations. Adjusted EBITDAX is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net (loss) income as an indicator of operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted EBITDAX can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net income (loss) to Adjusted EBITDAX for the periods indicated:

($000s, except per Boe data)	Three Months Ended March 31,
	2020	2019
Net income (loss)	$36,714	$(38,443)
Accretion of asset retirement obligations	44	54
Depletion, depreciation and amortization	24,656	14,005
Impairment expense	60,371	—
Interest expense, net	1,736	1,449
Transaction costs	844	370
(Gain) loss on sale of oil and gas properties	(204)	125
Exploration expense	301	—
Unrealized (gain) loss on derivative contracts	(90,045)	53,256
Stock based compensation (non-cash)(1)	2,694	2,212
Income tax expense (benefit)	1,092	(460)
Adjusted EBITDAX	$38,203	$32,568
Total production (MBoe)(2)(3)	1,435	1,009
Adjusted EBITDAX per Boe	$26.63	$32.28

(1)	Included in General and administrative expense in the Condensed Consolidated Statements of Operations.

(2)	Represents reported sales volumes.

(3)	Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (Boe).

III. Adjusted Net Income

We define “Adjusted Net Income” as net income (loss) plus, when applicable, unrealized (gain) loss on derivative contracts; impairment expense; (gain) loss on sale of oil and gas properties; write-off of deferred financing costs; transaction costs; and the associated changes in estimated income tax.

Our Adjusted Net Income measure provides additional information that may be used to further understand our operations. Adjusted Net Income is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Certain items excluded from Adjusted Net Income are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted Net Income, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted Net Income is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted Net Income can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net income (loss) to Adjusted Net Income for the periods indicated:

($000s, except share and per share data)	Three Months Ended March 31,
	2020	2019
Net income (loss)	$36,714	$(38,443)
Unrealized (gain) loss on derivative contracts	(90,045)	53,256
Impairment expense	60,371	—
(Gain) loss on sale of oil and gas properties	(204)	125
Transaction costs	844	370
Income tax effect of the above	553	(1,103)
Adjusted Net Income	$8,233	$14,205
Adjusted Diluted Shares	64,728,373	64,171,720
Adjusted Net Income per Adjusted Diluted Share	$0.13	$0.22

IV. All-In Cash Costs

We define “All-In Cash Costs” as lease operating expenses plus production and ad valorem taxes, interest expense, net, and general and administrative expense (excluding stock-based compensation).

Our All-In Cash Costs measure provides additional information that may be used to further understand our total cost of production. We use All-In Cash Costs as a supplemental financial measurement in the evaluation of our operational performance. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our results. All-In Cash Costs should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. All-In Cash Costs, as used by us, may not be comparable to similarly titled measures reported by other companies.

All-In Cash Costs for the periods indicated:

($000s, except per Boe data)	Three Months Ended
	March 31,
	2020	2019
Lease operating expense	$9,339	$6,061
Production and ad valorem taxes	3,023	2,594
Interest expense, net	1,736	1,449
General and administrative expense (excluding stock-based compensation)	4,438	4,863
All-In Cash Costs	$18,536	$14,967
Total production (MBoe)(1)(2)	1,435	1,009
All-In Cash Costs per Boe	$12.92	$14.84

(1)	Represents reported sales volumes.

(2)	Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (Boe).

V. Free Cash Flow

Free cash flow is a measure that we use as an indicator of our ability to fund our development activities. We define free cash flow as Adjusted EBITDAX (defined above), less interest expense, less accrual-based capital expenditures.